Exhibit 10.2

EXCHANGE AGREEMENT

BY AND BETWEEN

THE PNC FINANCIAL SERVICES GROUP, INC.

AND

BLACKROCK, INC.

Dated as of December 26, 2008

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of December 26, 2008 by and among The PNC Financial Services Group, Inc., a Pennsylvania  corporation ("PNC") and BlackRock, Inc., a Delaware corporation ("BlackRock").

WHEREAS, BlackRock and PNC are parties to an Implementation and  Stockholder Agreement, dated as of February 15, 2006, as amended by Amendment No. 1, dated as of September 29, 2006, to the Implementation and Stockholder Agreement (as so amended, the "PNC Stockholder Agreement ");

WHEREAS, BlackRock and Merrill Lynch & Co., Inc. are parties to an Amended and Restated Stockholder Agreement, dated as of July 16, 2008 (as so amended and restated, the "Merrill Lynch Stockholder Agreement");

WHEREAS, on September 15, 2008, Merrill Lynch entered into a merger agreement with Bank of America Corporation ("Bank of America"), pursuant to which, effective as of the closing of the transaction contemplated thereby, a subsidiary of Bank of America  will merge with and into Merrill Lynch (the "Merrill Lynch Merger");

WHEREAS, in connection with the Merrill Lynch Merger, BlackRock and Merrill Lynch propose to enter into a series of transactions whereby Merrill Lynch will exchange (i) 49,865,000 shares of BlackRock Common Stock (as defined herein) for a like number of shares of Series B Preferred Stock (as defined herein) and (ii) 12,604,918 shares of Series A Preferred Stock (as defined herein) for a like number of shares of Series B Preferred Stock (the "Merrill Lynch Exchanges"); and

WHEREAS, concurrently with the Merrill Lynch Exchange, PNC will exchange (i) 17,872,000 shares of BlackRock Common Stock for a like number of shares of Series B Preferred Stock and (ii) up to 2,940,866 shares of BlackRock Common Stock for a like number of shares of Series C Preferred Stock (as defined herein) (the "PNC Exchanges" and together with the Merrill Lynch Exchanges, the "Exchange Transactions");

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

EXCHANGE

Section 1.1   Exchange of PNC Common Shares.  Under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), PNC shall exchange or caused to be exchanged 20,772,000 shares (the "PNC Common Shares") of common stock, par value $0.01 per share of BlackRock (the "Common Stock"), owned by PNC and its subsidiaries, for a like number of shares of BlackRock’s preferred stock.  PNC will exchange (a) 17,872,000 PNC Common Shares for a like number of shares (“Series B Exchange Shares”) of the series B non-voting convertible participating preferred stock, par value $0.01 per share, of BlackRock ("Series B Preferred Stock"); and (b) 2,940,866 PNC Common Shares for a like number of shares (the “Series C Exchange Shares” and together with the Series B Exchange Shares, the "Exchange Shares") of series C non-voting convertible participating preferred stock, par value $0.01 per share, of BlackRock ("Series C Preferred Stock"), subject to reduction by the number of shares of Common Stock delivered following the date of this Agreement but prior to the Closing by PNC or its affiliates pursuant to the Share Surrender Agreement, dated as of October 10, 2002 between BlackRock, PNC and PNC Bancorp Inc., as successor to PNC Asset Management, Inc. (as amended, the "Share Surrender Agreement"); in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the Closing.

Section 1.2   Closing.  The closing (the "Closing") of the exchange of the PNC Common Shares for the Exchange Shares shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, subject to the satisfaction or waiver of the conditions set forth in Articles V and VI herein, on the later of (a) December 31, 2008; or (b) the second business day following the date on which all of the necessary regulatory approvals relating to the Exchange Transactions have been received from jurisdictions other than the United States (the "Foreign Approvals"), or at such other time, date or place as PNC and BlackRock may agree in writing.  The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

Section 1.3   Deliveries.

(a)   At the Closing, PNC shall deliver or cause to be delivered to BlackRock the following (collectively, the "PNC Closing Deliveries"):

(i)     one or more certificates registered in PNC's name (or, as applicable, the person in whose name any certificate so delivered is registered) representing the PNC Common Shares;

(ii)    one or more duly executed stock powers evidencing the transfer of the PNC Common Shares from PNC or such subsidiaries to BlackRock and in such form satisfactory to BlackRock as shall be effective to vest in BlackRock good and valid title to the PNC Common Shares, free and clear of any Lien (as defined below);

(iii)    the Amended and Restated Stockholder Agreement between PNC and BlackRock in the form attached as Exhibit A hereto (the "Amended PNC Stockholder Agreement") duly executed by PNC; and

(iv)   with respect to each registered holder of PNC Common Shares represented by the certificates delivered pursuant to Section 1.3(a)(i), a certificate executed by such registered holder stating that such registered holder is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, which certificate shall set forth all information required by, and otherwise be executed in accordance with, Treasury Regulation Section 1.1445-2(b)(2).

(v)    the Amendment No. 3 to the Share Surrender Agreement by and between BlackRock, PNC Bancorp, Inc. (as successor to PNC Asset Management, Inc.) and PNC, in the form attached as Exhibit B hereto (the “Share Surrender Agreement Amendment”).

(b)   At the Closing, BlackRock shall deliver to PNC the following (collectively, the "BlackRock Closing Deliveries"):

(i)     Certificates registered in PNC's name (or the name(s) of one or more subsidiaries of PNC that it shall so designate in writing) representing the Exchange Shares;

(ii)    the Amended PNC Stockholder Agreement duly executed by BlackRock;

(iii)    the Share Surrender Agreement Amendment duly executed by BlackRock;

(iv)   the Certificate of Designations, Powers, Preferences and Rights of Series B Convertible Participating Preferred Stock of BlackRock, Inc., in the form attached as Exhibit C hereto (the "Series B Certificate of Designations"), and the Certificate of Designations, Powers, Preferences and Rights of Series C Convertible Participating Preferred Stock of BlackRock, Inc., in the form attached as Exhibit D hereto (the "Series Certificate of Designations"), each duly executed by BlackRock and certified by the Secretary of State of the State of Delaware.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PNC

PNC represents and warrants to BlackRock, as follows:

Section 2.1   Title to PNC Common Shares.  As of the Closing, PNC will own, directly or indirectly, and deliver the PNC Common Shares free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature (collectively, a "Lien") of any kind.

Section 2.2   Authority Relative to this Agreement, the Amended PNC Stockholder Agreement and the Share Surrender Agreement Amendment.  PNC has the requisite corporate power and authority to execute and deliver this Agreement, the Amended PNC Stockholder Agreement, and the Share Surrender Agreement Amendment and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement, the Amended PNC Stockholder Agreement and the Share Surrender Agreement Amendment by PNC, and the consummation by PNC of the transactions contemplated hereby and thereby have been duly authorized, and no other corporate or stockholder proceedings on the part of PNC are necessary to authorize this Agreement, the Amended PNC Stockholder Agreement or the Share Surrender Agreement Amendment or for PNC to consummate the transactions contemplated hereby or thereby.  This Agreement, the Amended PNC Stockholder Agreement and the Share Surrender Agreement Amendment have been duly and validly executed and delivered by PNC and, assuming the due authorization, execution and delivery thereof by BlackRock, constitute the valid and binding obligations of PNC, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 2.3   Governmental Approvals.  Other than the Foreign Approvals, no material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by PNC for the execution, delivery or performance by PNC of this Agreement, the Amended PNC Stockholder Agreement or the Share Surrender Agreement Amendment or the consummation by PNC of the transactions contemplated hereby or thereby.

Section 2.4   Receipt of Information.  PNC has received all the information it considers necessary or appropriate for deciding whether to acquire the Exchange Shares.  PNC  has had an opportunity to ask questions and receive answers from BlackRock regarding the terms and conditions of the offering of the Exchange Shares and the business and financial condition of BlackRock and to obtain additional information (to the extent BlackRock possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  PNC has not received, and is not relying on, any representations or warranties from BlackRock, other than as provided herein.

Section 2.5   Restricted Securities.  PNC understands that the Exchange Shares may not be sold, transferred or otherwise disposed of without registration under the Securities

Act of 1933, as amended (the "Securities Act") or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or an available exemption from registration under the Securities Act, the Exchange Shares must be held indefinitely.  In particular, PNC is aware that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of the rule are met.

Section 2.6   Legends.  It is understood that, in addition to the legend required by the Amended PNC Stockholder Agreement, the certificates evidencing the Exchange Shares will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to BlackRock, Inc. that such registration is not required."

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BLACKROCK

Section 3.1   Exchange Shares.  The Exchange Shares and the shares of Common Stock issuable upon conversion of the Exchange Shares have been duly and validly authorized, and, when issued upon the terms hereof, will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof.

Section 3.2   Authority Relative to this Agreement, the Amended PNC Stockholder Agreement and the Share Surrender Agreement Amendment.  BlackRock has the requisite corporate power and authority to execute and deliver this Agreement, the Amended PNC Stockholder Agreement and the Share Surrender Agreement Amendment and, as of the Closing, will have the requisite corporate power and authority to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement, the Amended PNC Stockholder Agreement and the Share Surrender Agreement Amendment by BlackRock have been and, as of the Closing, the consummation by BlackRock of the transactions contemplated hereby and thereby will have been, duly authorized by BlackRock's board of directors (including a majority of BlackRock's Independent Directors (as defined in the PNC Stockholder Agreement)), and no other corporate or stockholder proceedings on the part of BlackRock are necessary to authorize this Agreement, the Amended PNC Stockholder Agreement and the Share Surrender Agreement Amendment or, as of the Closing, will be necessary for BlackRock to consummate the transactions contemplated hereby or thereby.  This Agreement, the Amended PNC Stockholder Agreement and the Share Surrender Agreement Amendment have been duly and validly executed and delivered by BlackRock and, assuming the due authorization, execution and delivery thereof by PNC, constitute the valid and binding obligations of BlackRock, enforceable against BlackRock in accordance with their terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 3.3   Governmental Approvals.  Other than the Foreign Approvals, no material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by BlackRock for the execution, delivery or performance by BlackRock of this Agreement, the Amended PNC Stockholder Agreement or the Share Surrender Agreement Amendment or the consummation by BlackRock of the transactions contemplated thereby, except those contemplated hereby or thereby.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1   Compliance with PNC Stockholder Agreement and Related Agreements.  (a)  The parties intend that this Agreement and the transactions contemplated hereby be consistent with the conditions and restrictions applicable to the parties and/or their affiliates pursuant to the PNC Stockholder Agreement.  BlackRock and PNC shall take all commercially reasonable actions, and deliver any necessary consent or waiver to (a) comply with the provisions of the PNC Stockholder Agreement relating to the exchange of the PNC Common Shares for the Exchange Shares pursuant hereto and (b) obtain the Foreign Approvals.

(b)   For the purpose of the consummation of the Exchange Transactions, PNC hereby consents to and waives any rights it may have under Sections 2.3, 4.2(b), 4.2(c)(vii), 4.4 and 4.7 of the PNC Stockholder Agreement , solely with respect, and to the extent necessary, to effect the consummation of the Exchange Transactions, but not with respect to any other transaction involving BlackRock Capital Stock (as defined in the PNC Stockholder Agreement).

(c)   For purposes of the consummation of the Exchange Transactions, BlackRock hereby consents to and waives any rights it may have under Sections 2.1(c), 2.4 and 4.7 of the PNC Stockholder Agreement in with respect to any of the transactions contemplated by this agreement or any other Transaction Agreement, solely with respect, and to the extent necessary, to effect the consummation of the Exchange Transactions, but not with respect to any other transaction involving BlackRock Capital Stock.

Section 4.2   Commercially Reasonable Efforts. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective commercially reasonable efforts to promptly take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement, the PNC Stockholder Agreement or the Share Surrender Agreement Amendment and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable.

Section 4.3   Public Announcements.  Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party's capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V

CONDITIONS TO CLOSING OF BLACKROCK

The obligation of BlackRock to acquire the PNC Common Shares from PNC and to issue the Exchange Shares to PNC at the Closing is subject to the fulfillment to BlackRock's satisfaction on or prior to the Closing Date of each of the following conditions:

Section 5.1   Representations and Warranties.  Each representation and warranty made by PNC in Article II above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 5.2   Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by PNC on or prior to the Closing Date shall have been performed or complied with by PNC, as applicable, in all respects.

Section 5.3   Certificates and Documents.  PNC shall have delivered at or prior to the Closing to BlackRock or its designee the PNC Closing Deliveries.

Section 5.4   Merrill Lynch Merger.  The Merrill Lynch Merger shall have occurred.

Section 5.5   Merrill Lynch Exchanges.  Simultaneously with the Closing, Merrill Lynch shall consummate the Merrill Lynch Exchanges, whereby Merrill Lynch shall have exchanged (a) 49,865,000 shares of Common Stock for a like number shares of Series B Preferred Stock and (b) 12,604,918 shares of Series A Convertible Participating Preferred Stock, par value $0.01 per share, of BlackRock (the "Series A Preferred Stock") for a like number of shares of Series B Preferred Stock, in each case, pursuant to an exchange agreement between Merrill Lynch and BlackRock (the "Merrill Lynch Exchange Agreement"), substantially in the form of Exhibit E hereto.

Section 5.6   Merrill Lynch Stockholder Agreement.  At or prior to the Closing, BlackRock, Merrill Lynch and certain affiliates of Merrill Lynch shall have entered into the Second Amended and Restated Stockholder Agreement substantially in the form of Exhibit F hereto.

Section 5.7   Foreign Approvals. The Foreign Approvals shall have been received.

ARTICLE VI

CONDITIONS TO INITIAL CLOSING OF PNC

The obligation of PNC to acquire the Exchange Shares from BlackRock, and to transfer the PNC Common Shares to BlackRock, at the Closing is subject to the fulfillment to PNC's satisfaction on or prior to the Closing Date of each of the following conditions:

Section 6.1   Representations and Warranties.  Each representation and warranty made by BlackRock in Article III above shall be true and correct in all material respects on and as of the Closing Date as though made as of the Closing Date.

Section 6.2   Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by BlackRock on or prior to the Closing Date shall have been performed or complied with by BlackRock in all respects.

Section 6.3   Certificates and Documents.  BlackRock shall have delivered at or prior to the Closing to PNC the BlackRock Closing Deliveries.

Section 6.4   Merrill Lynch Merger.  The Merrill Lynch Merger shall have occurred.

Section 6.5   Merrill Lynch Exchanges. Simultaneously with the Closing, BlackRock and Merrill Lynch shall have consummated the Merrill Lynch Exchanges pursuant to the Merrill Lynch Exchange Agreement, with terms substantially as set forth in Exhibit E hereto.

Section 6.6   Merrill Lynch Stockholder Agreement.  At or prior to the Closing, BlackRock and Merrill Lynch shall have entered into the Second Amended and Restated Stockholder Agreement substantially in the form of Exhibit F hereto.

Section 6.7   Foreign Approvals. The Foreign Approvals shall have been received.

ARTICLE VII

MISCELLANEOUS

Section 7.1   Termination.  This Agreement may be terminated prior to the Closing as follows: (i) at any time on or prior to the Closing Date, by mutual written consent of PNC and BlackRock; (ii) at the election of PNC or BlackRock by written notice to the other party hereto after 5:00 p.m., New York time, on March 31, 2009, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of PNC and BlackRock; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose affiliate's failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of or resulted in the failure of the Closing to occur on or before such date; or (iii)

at the election of Merrill Lynch or BlackRock by written notice to the other party if the Merrill Lynch Exchange Agreement is terminated prior to the Closing either because any Foreign Approval has not been obtained prior to March 31, 2009 or any Foreign Approval has been denied..

Section 7.2   Savings Clause.  No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 7.3   Amendment and Waiver.  Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.4   Severability.  If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 7.5   Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.  Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of PNC under any other agreement with BlackRock, the terms of this Agreement shall govern.

Section 7.6   Successors and Assigns.  Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 7.7   Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.8   Remedies.

(a)   Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof.  Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)   All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.9   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to BlackRock:

c/o BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Facsimile:  212-810-8760
Attn:   Laurence D. Fink

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Facsimile:  212-735-2000
Attention:   Richard T. Prins, Esq.

If to PNC:

The PNC Financial Services Group, Inc.
One PNC Plaza
Pittsburgh, PA 15222
Facsimile:  412-762-2875
Attention:  General Counsel

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Facsimile:  212-403-2000
Attention:   Nicholas G. Demmo, Esq.

Section 7.10   Governing Law; Consent to Jurisdiction.

(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 7.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(b)   Each of the parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by PNC and BlackRock to jurisdiction and service contained in this Section 7.10 is solely for the purpose referred to in this Section 7.10 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 7.11   Interpretation.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed and delivered as of the date first above written.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ Richard J. Johnson
Name: Richard J. Johnson
Title: Chief Financial Officer

BLACKROCK, INC.
By:	/s/ Daniel R. Waltcher
	Name:	Daniel R. Waltcher
	Title:	Managing Director and Deputy General Counsel